Aames Mortgage Investment Trust 2006-1

$596,533,000 (Approximate)
Offered Notes

Financial Asset Securities Corp.
Depositor

Aames Investment Corporation
Sponsor

Aames Capital Corporation
Servicer

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

RBS Greenwich Capital	Friedman Billings Ramsey

Co-Lead Underwriters

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
James Raezer	(203) 625-6030
Matt Miles	(203) 618-2391
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Peter McMullin	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Steve Tencer	(212) 438-2104

Moody’s
Todd Swanson	(415) 274-1714

The depositor has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov<http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The depositor is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the depositor and the availability of the securities having the characteristics described herein. If, for any reason, the depositor does not deliver such securities, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: April 21, 2006

$596,533,000 (Approximate)
Offered Notes
Aames Mortgage Investment Trust 2006-1

	Principal	WAL (Years)	Payment Window	Expected Rating	Assumed Final	Note
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(3)	(S&P/Moody’s)	Payment Date	Type
A-1	$244,348,000	1.00 / 1.00	1-22 / 1-22	AAA/Aaa	April 2036	Fltg Rate Senior
A-2	$62,902,000	2.00 / 2.00	22-27 / 22-27	AAA/Aaa	April 2036	Fltg Rate Senior
A-3	$127,232,000	3.50 / 3.88	27-60 / 27-97	AAA/Aaa	April 2036	Fltg Rate Senior
A-4	$22,641,000	4.98 / 10.90	60-60 / 97-194	AAA/Aaa	April 2036	Fltg Rate Senior
M-1	$44,948,000	4.24 / 4.42	43-60 / 43-81	AA+/Aa2	April 2036	Fltg Rate Subordinate
M-2	$13,148,000	4.98 / 9.59	60-60 / 81-174	AA+/Aa3	April 2036	Fltg Rate Subordinate
M-3	$11,619,000	4.25 / 5.40	42-60 / 42-157	AA+/A1	April 2036	Fltg Rate Subordinate
M-4	$11,313,000	4.22 / 5.35	41-60 / 41-152	AA/A2	April 2036	Fltg Rate Subordinate
M-5	$9,785,000	4.20 / 5.31	40-60 / 40-146	AA-/A3	April 2036	Fltg Rate Subordinate
M-6	$12,231,000	4.18 / 5.26	39-60 / 39-141	A+/NR	April 2036	Fltg Rate Subordinate
M-7	$15,594,000	4.15 / 5.18	38-60 / 38-132	A/NR	April 2036	Fltg Rate Subordinate
M-8	$6,115,000	4.14 / 5.09	38-60 / 38-118	A-/NR	April 2036	Fltg Rate Subordinate
M-9	$5,504,000	4.14 / 5.03	38-60 / 38-111	BBB+/NR	April 2036	Fltg Rate Subordinate
M-10	$3,058,000	4.13 / 4.95	37-60 / 37-103	BBB/NR	April 2036	Fltg Rate Subordinate
M-11	$6,115,000	4.11 / 4.82	37-60 / 37-98	BBB-/NR	April 2036	Fltg Rate Subordinate
Total:	$596,533,000

(1)
Each class of Notes is backed by the cash flows from the Mortgage Loans. The principal balance of each class of Offered Notes (as defined herein) is subject to a 10% variance. Class sizes and credit enhancement levels are subject to final collateral and rating agency approval.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Notes are priced to the Optional Call Date. The margins on the Class A-1, Class A-2, Class A-3 and Class A-4 Notes double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes are equal to 1.5x the original margins after the Optional Call Date.

(4)	The Offered Notes will accrue interest at a variable rate equal to the least of (i) One-Month LIBOR plus the related margin, (ii) [14.00]% per annum and (iii) the Net Funds Cap (as defined herein).

Issuer:	Aames Mortgage Investment Trust 2006-1.

Depositor:	Financial Asset Securities Corporation.

Servicer:	Aames Capital Corp.

Sponsor:	Aames Investment Corporation.

Co-Lead Managers:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”) and Friedman, Billings, Ramsey & Co., Inc.

Co-Managers:	Bear, Stearns & Co. Inc., Citigroup Global Markets, Countrywide Securities Corporation, Lehman Brothers Inc. and Morgan Stanley & Co. Inc.

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	Wilmington Trust Company

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Swap Provider:	TBD.

Notes:
The Class A-1, Class A-2, Class A-3 and Class A-4 Notes are referred to herein as the “Senior Notes.” The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Notes are collectively referred to herein as the “Subordinate Notes.” The Senior Notes and the Subordinate Notes (other than the Class M-9, Class M-10 and Class M-11 Notes) are collectively referred to herein as the “Offered Notes.” The Senior Notes and the Subordinate Notes are collectively referred to herein as the “Notes.”

Federal Tax Status:	It is anticipated that the Offered Notes will be characterized as debt instruments for tax purposes.

Registration:	The Offered Notes will be available in book-entry form through DTC and upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	On or about April 1, 2006.

Expected Pricing Date:	On or about April [25], 2006.

Expected Closing Date:	On or about May [2], 2006.

Expected Settlement Date:	On or about May [2], 2006.

Payment Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in May 2006.

Accrued Interest:	The price to be paid by investors for the Offered Notes will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Payment Date with respect to the Notes will be the period beginning with the previous Payment Date (or, in the case of the first Payment Date, the Closing Date) and ending on the day prior to such Payment Date (on an actual/360 basis).

ERISA Eligibility:	Subject to the considerations in the Prospectus Supplement, it is expected that the Offered Notes will be eligible for purchase by plans.

SMMEA Eligibility:	The Offered Notes are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:	Approximately 0.50% per annum on the aggregate principal balance of the Mortgage Loans on the first day of the related Collection Period.

Master Servicing Fee:	Approximately 0.02% per annum on the aggregate principal balance of the Mortgage Loans on the first day of the related Collection Period.

Optional Purchase:
The terms of the transaction will allow for an affiliate of the sponsor and the servicer to purchase the Mortgage Loans on any Payment Date following the month in which the aggregate principal balance of the Mortgage Loans declines to less than 20% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. The first Payment Date on which the purchase option can be exercised is referred to as the “Optional Call Date”.

Clean-Up Call:
The terms of the transaction will allow for the servicer to purchase the Mortgage Loans on any Payment Date following the month in which the aggregate principal balance of the Mortgage Loans declines to less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Offered Notes will be priced based on the following collateral prepayment assumptions:

FRM Loans:	100% PPC (100% PPC: 4% - 20% CPR over 12 months, 20% CPR thereafter)
ARM Loans:
100% PPC (100% PPC: 6% - 24% over 12 months and remaining constant at 24% CPR until month 24, increasing to and remaining constant at 50% CPR from month 25 until month 28, from month 29 decreasing 1/6th of 20% CPR for each month to 30% CPR in month 34 and remaining constant at 30% CPR from month 35 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $611,535,685. The “Mortgage Loans” will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans.

Interest Rate:
The “Interest Rate” on each Class of Notes will be equal to the least of (i) One-Month LIBOR plus the margin for such class, (ii) [14.00]% per annum (the “Maximum Rate Cap”) and (iii) the Net Funds Cap.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the servicing fee rate and (ii) the master servicer fee rate.

Interest Remittance
Amount:
The “Interest Remittance Amount” with respect to any Payment Date will equal (a) the sum of, without duplication, (1) all interest collected (other than the interest portion of Payaheads (as defined in the Prospectus Supplement)) or advanced in respect of Scheduled Payments (as defined in the Prospectus Supplement) on the Mortgage Loans during the related Collection Period (as defined in the Prospectus Supplement) by the Master Servicer, the Servicer or the Indenture Trustee (solely in its capacity as successor Master Servicer), minus (x) the related Servicing Fee and the Master Servicing Fee with respect to such Mortgage Loans, (y) previously unreimbursed Advances (as defined in the Prospectus Supplement) and previously unreimbursed servicing advances and other amounts due to the Servicer, the Master Servicer, the Indenture Trustee (solely in its capacity as successor Master Servicer) with respect to the Mortgage Loans, to the extent allocable to interest and (z) any Prepayment Premiums received with respect to such Mortgage Loans during the related Prepayment Period (as defined in the Prospectus Supplement), (2) all Compensating Interest (as defined in the Prospectus Supplement) paid by the Master Servicer or the Servicer with respect to such Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any purchase price or Substitution Amount (as defined in the Prospectus Supplement) paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest (4) all Net Liquidation Proceeds (as defined in the Prospectus Supplement), Insurance Proceeds (as defined in the Prospectus Supplement) and any other recoveries collected with respect to such Mortgage Loans during the related Prepayment Period, to the extent allocable to interest and (5) any Net Swap Payment or Swap Termination Payment (to the extent not applied to a replacement swap or required to be retained and applied as provided in the Prospectus Supplement) received by the indenture trustee under the Interest Rate Swap Agreement as reduced by (b) other costs, expenses, fees or liabilities reimbursable to the Master Servicer, the Servicer, the Trust Administrator, the Custodian, the Indenture Trustee or the Owner Trustee.

Principal Remittance
Amount:
The “Principal Remittance Amount” for any Payment Date will be equal to (a) the sum of (1) all principal collected (other than the principal portion of Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period by the Servicer or the Master Servicer (less unreimbursed Advances due to the Master Servicer, or the Servicer with respect to such Mortgage Loans, to the extent allocable to principal and any unreimbursed related servicing advances), (2) the principal portion of all prepayments in full or in part received during the related Prepayment Period, (3) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Sponsor or purchased by the Servicer during the related Prepayment Period, (4) the principal portion of any Substitution Amount paid with respect to any replaced Mortgage Loan during the related Prepayment Period allocable to principal, (5) all Net Liquidation Proceeds, Insurance Proceeds, Subsequent Recoveries and any other recoveries collected during the related Prepayment Period, to the extent allocable to principal, (6) all other unscheduled collections and recoveries in respect of principal during the related Prepayment Period and (7) with respect to the first Payment Date only, the amount of the Initial Deposit (as defined in the Prospectus Supplement), as reduced by (b) the amount as described in clause (b) of the definition of Interest Remittance Amount and not reimbursed from interest funds.

Net Funds Cap:
The “Net Funds Cap” for any Payment Date, will be an annual rate equal to the product of (a) the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans as of the first day of the related Collection Period less a percentage, the numerator of which is the product of (x) the sum of any Net Swap Payment and/or the Swap Termination Payment (other than any Swap Termination Payment resulting from a swap provider trigger event) owed to the Swap Provider for such Payment Date and (y) 12, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the first day of the related Collection Period, (b) a fraction whose numerator is 30 and whose denominator is the actual number of days in the related Accrual Period and (c) a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the prior Collection Period and the denominator of which is the aggregate principal balance of the Notes immediately prior to such Payment Date.

Basis Risk Shortfall:
If on any Payment Date the Interest Rate for any Class of Notes is limited by the Net Funds Cap, the “Basis Risk Shortfall” for such Class is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class (without regard to the Net Funds Cap) over (b) the amount of interest actually accrued on such Class based on the Net Funds Cap and (ii) the unpaid portion of any related Basis Risk Shortfall from the prior Payment Date together with accrued interest at the related Interest Rate (without regard to the Net Funds Cap). Any Basis Risk Shortfall will be paid on such Payment Date or future Payment Dates to the extent of funds available.

Credit Enhancement:	Consists of the following:
1) Excess Cashflow (including amounts received on the Swap Agreement);
2) Overcollateralization; and
3) Subordination.

Excess Cashflow:
The “Excess Cashflow” for any Payment Date will be equal to the available funds remaining after priority (1) and required payments of basic principal to the Offered Notes, according to “Principal Paydown” in priority (2) under “Priority of Payments.”

Swap Agreement:
On the Closing Date, the Trust will enter into a Swap Agreement with notional amounts as shown in the Swap Schedule herein. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to [5.320]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider (on a 30/360 basis) and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider (on an actual/360 basis), until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Payment Date. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Payment Date and on any subsequent Payment Date until paid in full. In the event that a Swap Termination Payment is paid to the Trust and a new successor swap provider is not found, such amount will remain in a reserve fund and only the Net Swap Payment that would normally be paid to the Trust (assuming no Swap Termination Payment is made) will be paid through the swap waterfall. In the event that the Trust is required to make a Swap Termination Payment, such payment generally will be paid prior to payments to Noteholders.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Notes. On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Targeted Overcollateralization Amount, Excess Cashflow will be directed to build O/C until the Targeted Overcollateralization Amount is reached.

Targeted Overcollateralization
Amount:	Prior to the Stepdown Date, the “Targeted Overcollateralization Amount” will be equal to approximately 2.45% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Targeted Overcollateralization Amount will be equal to approximately 4.90% of the aggregate principal balance of the Mortgage Loans for the related Payment Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Payment Date, the Targeted Overcollateralization Amount shall be equal to the Targeted Overcollateralization Amount for the previous Payment Date.

Stepdown Date:	The earlier to occur of

(i) the Payment Date after which the principal balance of the Senior Notes has been reduced to zero; and
(ii) the later to occur of
(x) the Payment Date occurring in May 2009 and
(y) the first Payment Date on which the Senior Enhancement Percentage is greater than or equal to 50.50%.

Senior Enhancement
Percentage:
The “Senior Enhancement Percentage” for a Payment Date is equal to (i) the sum of (a) the aggregate note balance of the Subordinate Notes and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Expected Credit Support
Percentages:

	Initial Credit Support	Expected Support After Stepdown Date
Senior Notes	25.25%	50.50%
Class M1 & Class M-2	15.75%	31.50%
Class M-3	13.85%	27.70%
Class M-4	12.00%	24.00%
Class M-5	10.40%	20.80%
Class M-6	8.40%	16.80%
Class M-7	5.85%	11.70%
Class M-8	4.85%	9.70%
Class M-9	3.95%	7.90%
Class M-10	3.45%	6.90%
Class M-11	2.45%	4.90%

Trigger Event:
A “Trigger Event” is in effect on any Payment Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [31.65]% of the current Senior Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Payment Date are greater than:

Payment Date	Percentage
May 2008 - April 2009	[2.40]% for May 2008, plus an additional 1/12 of [1.35]% for each month thereafter
May 2009 - April 2010	[3.75]% for May 2009, plus an additional 1/12 of [1.25]% for each month thereafter
May 2010 - April 2011	[5.00]% for May 2010, plus an additional 1/12 of [1.00]% for each month thereafter
May 2011 - April 2012	[6.00]% for May 2011, plus an additional 1/12 of [0.25]% for each month thereafter
May 2012 and thereafter	[6.25]%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan. The amount of such insufficiency is a “Realized Loss.” Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow and second by the reduction of the Overcollateralization Amount. Following the reduction of any Overcollateralization Amount to zero, any additional Realized Losses will be allocated to reduce the principal balances of the classes of Subordinate Notes in reverse sequential order, first to the Class M-11 Notes, then to the Class M-10 Notes, then to the Class M-9 Notes, then to the Class M-8 Notes, then to the Class M-7 Notes, then to the Class M-6 Notes, then to the Class M-5 Notes, then to the Class M-4 Notes, then to the Class M-3 Notes, then to the Class M-2 Notes and then to the Class M-1 Notes in each case until the principal balance of such class is reduced to zero.

Priority of Payments:	Available funds from the Mortgage Loans will be distributed as follows:

1)
Interest funds, as follows: first to pay servicing fees and master servicing fees, second, to the Swap Provider, Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a swap provider trigger event) owed to the Swap Provider third, monthly interest plus any previously unpaid interest to the Senior Notes, concurrently and on a pro rata basis in accordance with their respective entitlements, fourth, monthly interest to the Class M-1 Notes, fifth, monthly interest to the Class M-2 Notes, sixth, monthly interest to the Class M-3 Notes, seventh, monthly interest to the Class M-4 Notes, eighth, monthly interest to the Class M-5 Notes, ninth, monthly interest to the Class M-6 Notes, tenth, monthly interest to the Class M-7 Notes, eleventh, monthly interest to the Class M-8 Notes, twelfth, monthly interest to the Class M-9 Notes, thirteenth, monthly interest to the Class M-10 Notes, fourteenth, monthly interest to the Class M-11 Notes, and fifteenth, to the Indenture Trustee, the Owner Trustee, the Trust Administrator, the Master Servicer and the Servicer, previously unreimbursed extraordinary costs, liabilities and expenses to the extent provided in the Transfer and Servicing Agreement.

2)
Monthly principal, first to the Swap Provider, Net Swap Payments and Swap Termination Payments (other than any Swap Termination Payment resulting from a swap provider trigger event) owed to the Swap Provider, to the extent not covered by interest funds, and second, in each case in the order of priority described under "Principal Paydown" below.

3)
Excess Cashflow as follows: as principal to the Notes to replenish or maintain O/C as described under “Principal Paydown” then any previously unpaid interest to the Class M-1 Notes, then any unpaid applied Realized Loss amount to the Class M-1 Notes, then any previously unpaid interest to the Class M-2 Notes, then any unpaid applied Realized Loss amount to the Class M-2 Notes, then any previously unpaid interest to the Class M-3 Notes, then any unpaid applied Realized Loss amount to the Class M-3 Notes, then any previously unpaid interest to the Class M-4 Notes, then any unpaid applied Realized Loss amount to the Class M-4 Notes, then any previously unpaid interest to the Class M-5 Notes, then any unpaid applied Realized Loss amount to the Class M-5 Notes, then any previously unpaid interest to the Class M-6 Notes, then any unpaid applied Realized Loss amount to the Class M-6 Notes, then any previously unpaid interest to the Class M-7 Notes, then any unpaid applied Realized Loss amount to the Class M-7 Notes, then any previously unpaid interest to the Class M-8 Notes, then any unpaid applied Realized Loss amount to the Class M-8 Notes, then any previously unpaid interest to the Class M-9 Notes, then any unpaid applied Realized Loss amount to the Class M-9 Notes, then any previously unpaid interest to the Class M-10 Notes, then any unpaid applied Realized Loss amount to the Class M-10 Notes, then any previously unpaid interest to the Class M-11 Notes, then any unpaid applied Realized Loss amount to the Class M-11 Notes.

4)
Any remaining Excess Cashflow to be paid to the Class A Notes, pro rata and then to the Subordinate Notes sequentially, to the extent of any unpaid Basis Risk Shortfall Amount payable to the Notes, before taking into account payments received by the Trust from the Swap Provider.

5)
Any remaining Excess Cashflow, for any Payment Date, to the classes of Subordinate Notes sequentially in the order of their seniority, in each case to pay interest accrued on any unpaid allocated Realized Losses to such class at the applicable Interest Rate.

6)	to the Swap Provider, any Swap Termination Payment owed to the Swap Provider due to a swap provider trigger event pursuant to the Swap Agreement.
7)	to the holders of the Ownership Certificate, any remaining amounts, as described in the Transfer and Servicing Agreement.

Principal Paydown:                 Principal distributed to the Senior Notes will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Notes, in that order, to each such class of Notes until the principal balance of each such class has been reduced to zero.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Notes, provided, however if the Senior Notes have been retired, principal will be applied sequentially in the following order of priority: (i) the Class M-1 Notes, (ii) the Class M-2 Notes, (iii) the Class M-3 Notes, (iv) the Class M-4 Notes, (v) the Class M-5 Notes, (vi) the Class M-6 Notes, (vii) the Class M-7 Notes, (viii) the Class M-8 Notes, (ix) the Class M-9 Notes, (x) the Class M-10 Notes and (xi) the Class M-11 Notes.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Notes will be entitled to receive payments of principal in the following order of priority: first to the Senior Notes, such that the Senior Notes will have at least 50.50% credit enhancement, second to the Class M-1 and Class M-2 Notes, such that the Class M-1 and Class M-2 Notes will have at least 31.50% credit enhancement, third to the Class M-3 Notes such that the Class M-3 Notes will have at least 27.70% credit enhancement, fourth to the Class M-4 Notes such that the Class M-4 Notes will have at least 24.00% credit enhancement, fifth to the Class M-5 Notes such that the Class M-5 Notes will have at least 20.80% credit enhancement, sixth to the Class M-6 Notes such that the Class M-6 Notes will have at least 16.80% credit enhancement, seventh to the Class M-7 Notes such that the Class M-7 Notes will have at least 11.70% credit enhancement, eighth to the Class M-8 Notes such that the Class M-8 Notes will have at least 9.70% credit enhancement, ninth to the Class M-9 Notes such that the Class M-9 Notes will have at least 7.90% credit enhancement, tenth to the Class M-10 Notes such that the Class M-10 Notes will have at least 6.90% credit enhancement and eleventh to the Class M-11 Notes such that the Class M-11 Notes will have at least 4.90% credit enhancement (subject, in each case, to the overcollateralization floor of 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date).

Certain Characteristics of the Mortgage Loans

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$611,535,685	$14,890	$794,143
Average Scheduled Principal Balance	$156,603
Number of Mortgage Loans	3,905

Weighted Average Gross Coupon	7.581%	5.000%	13.750%
Weighted Average FICO Score	618	481	802
Weighted Average Combined Original LTV	78.22%	4.44%	100.00%

Weighted Average Original Term	347 months	120 months	360 months
Weighted Average Stated Remaining Term	342 months	99 months	359 months
Weighted Average Seasoning	5 months	1 months	40 months

Weighted Average Gross Margin	5.679%	5.000%	7.200%
Weighted Average Minimum Interest Rate	7.474%	5.150%	13.190%
Weighted Average Maximum Interest Rate	13.330%	10.360%	19.190%
Weighted Average Initial Rate Cap	2.457%	2.000%	5.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	25 months	1 months	59 months

Maturity Date		Jul 1 2014	Mar 1 2036
Maximum Zip Code Concentration	0.50%	92804

ARM	78.72%
Fixed Rate	21.28%

2/28 6 MO LIBOR	39.93%
2/28 ARM BALLOON	16.46%
2/28 ARM IO	7.12%
20/15 Balloon	0.00%
3/27 6 MO LIBOR	1.69%
3/27 ARM BALLOON	1.31%
3/27 ARM IO	0.86%
30/15 Balloon	5.45%
40/30 Balloon	2.05%
5/25 6 MO LIBOR	5.84%
5/25 ARM BALLOON	2.41%
5/25 ARM IO	3.10%
Fixed Rate	13.77%

Interest Only	11.08%
Not Interest Only	88.92%

Prepay Penalty: 0 months	27.13%
Prepay Penalty: 12 months	4.07%
Prepay Penalty: 24 months	48.14%
Prepay Penalty: 36 months	20.66%

First Lien	93.12%
Second Lien	6.88%

Full	38.40%
Full Plus	18.86%
Limited	0.77%
Stated	41.97%

Cash Out Refinance	56.90%
Purchase	35.50%
Rate/Term Refinance	7.60%

2 Units	6.16%
3 Units	0.69%
4 Units	0.34%
Condominium	5.10%
PUD	0.15%
Single Family	87.55%

Non-owner	3.89%
Primary	96.11%

Top 5 States:
Florida	23.80%
California	22.63%
New York	8.13%
Texas	7.26%
New Jersey	5.85%

Current Principal Balance ($)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	637	$21,230,313.49	3.47%	9.859%	209	92.79%	612
50,000.01 - 100,000.00	899	66,077,739.48	10.81	8.873	301	81.90	606
100,000.01 - 150,000.00	703	87,399,730.69	14.29	7.796	345	77.23	612
150,000.01 - 200,000.00	521	90,440,364.52	14.79	7.453	353	76.45	606
200,000.01 - 250,000.00	400	89,324,298.91	14.61	7.364	355	76.64	614
250,000.01 - 300,000.00	279	76,393,762.93	12.49	7.209	354	76.23	625
300,000.01 - 350,000.00	178	57,278,878.76	9.37	7.218	354	77.50	622
350,000.01 - 400,000.00	127	47,442,984.60	7.76	6.993	353	79.03	635
400,000.01 - 450,000.00	71	30,244,687.54	4.95	7.087	355	78.29	633
450,000.01 - 500,000.00	60	28,498,147.84	4.66	6.958	356	78.09	639
500,000.01 - 550,000.00	14	7,332,630.04	1.20	7.050	355	77.55	643
550,000.01 - 600,000.00	11	6,300,984.88	1.03	6.678	356	78.15	622
600,000.01 - 650,000.00	2	1,277,110.66	0.21	7.183	355	83.99	645
700,000.01 - 750,000.00	1	739,991.29	0.12	6.800	355	80.00	672
750,000.01 - 800,000.00	2	1,554,059.55	0.25	6.995	355	69.14	678
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Current Gross Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	39	$10,073,957.50	1.65%	5.399%	355	74.16%	667
5.500 - 5.999	331	78,640,315.88	12.86	5.808	352	73.76	650
6.000 - 6.499	296	66,024,184.71	10.80	6.265	353	74.04	641
6.500 - 6.999	486	103,218,461.45	16.88	6.754	354	75.70	630
7.000 - 7.499	371	74,080,044.04	12.11	7.253	354	76.49	625
7.500 - 7.999	460	83,347,355.24	13.63	7.747	354	77.41	613
8.000 - 8.499	289	42,815,796.95	7.00	8.234	350	78.36	596
8.500 - 8.999	366	48,452,939.40	7.92	8.735	335	81.45	595
9.000 - 9.499	257	26,727,854.77	4.37	9.234	319	83.83	583
9.500 - 9.999	515	38,838,247.02	6.35	9.811	279	88.45	595
10.000 -10.499	110	12,519,674.11	2.05	10.244	336	85.94	568
10.500 -10.999	213	14,866,182.62	2.43	10.733	292	89.37	569
11.000 -11.499	73	4,193,103.14	0.69	11.182	273	89.65	578
11.500 -11.999	39	3,930,844.03	0.64	11.768	323	87.12	560
12.000 -12.499	50	3,138,414.32	0.51	12.127	229	97.54	594
12.500 -12.999	6	428,269.69	0.07	12.789	268	87.53	566
13.000 -13.499	3	223,518.83	0.04	13.292	281	83.23	553
13.500 -13.999	1	16,521.48	0.00	13.750	212	100.00	621
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	1	$74,952.88	0.01%	8.322%	358	53.96%	481
500-524	227	32,427,025.11	5.30	8.887	352	73.21	511
525-549	244	38,237,261.05	6.25	8.554	353	73.91	537
550-574	376	60,920,514.48	9.96	8.347	353	78.88	562
575-599	692	85,938,725.88	14.05	7.922	334	79.39	588
600-624	817	120,364,529.78	19.68	7.575	337	78.13	612
625-649	647	104,327,978.73	17.06	7.231	342	79.00	636
650-674	427	76,268,354.00	12.47	7.059	342	79.40	662
675-699	252	51,616,556.04	8.44	6.719	343	79.48	686
700+	222	41,359,787.23	6.76	6.764	341	77.23	732
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Combined Original LTV (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	131	$16,596,474.90	2.71%	6.884%	339	38.17%	616
50.00- 54.99	58	8,009,640.18	1.31	7.337	346	52.61	602
55.00- 59.99	73	11,428,470.49	1.87	7.104	349	57.46	604
60.00- 64.99	112	19,711,059.17	3.22	7.225	350	62.44	592
65.00- 69.99	168	33,288,654.42	5.44	6.992	352	67.55	599
70.00- 74.99	307	54,921,925.05	8.98	7.111	353	71.58	608
75.00- 79.99	337	65,936,636.16	10.78	7.175	353	76.74	610
80.00	1,392	276,286,653.56	45.18	7.259	355	80.00	632
80.01- 84.99	43	9,590,016.47	1.57	7.835	354	83.40	597
85.00- 89.99	183	34,502,700.01	5.64	8.543	352	85.99	589
90.00- 94.99	179	27,239,553.76	4.45	8.480	343	90.38	617
95.00- 99.99	174	18,823,577.33	3.08	9.795	319	95.49	588
100.00	748	35,200,323.68	5.76	10.009	190	100.00	632
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
120.000	16	$768,446.42	0.13%	8.528%	112	61.35%	608
180.000	724	36,334,854.59	5.94	9.790	174	96.24	628
240.000	190	10,008,722.22	1.64	9.419	233	90.51	628
295.000	1	56,973.90	0.01	10.050	281	75.00	600
300.000	11	1,883,669.46	0.31	6.692	293	68.12	640
343.000	1	107,337.64	0.02	7.755	339	80.00	602
360.000	2,962	562,375,680.95	91.96	7.407	355	76.89	617
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
61-120	16	$768,446.42	0.13%	8.528%	112	61.35%	608
121-180	724	36,334,854.59	5.94	9.790	174	96.24	628
181-240	190	10,008,722.22	1.64	9.419	233	90.51	628
241-300	12	1,940,643.36	0.32	6.790	293	68.32	638
301-360	2,963	562,483,018.59	91.98	7.407	355	76.89	617
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Debt Ratio (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	105	$11,872,099.30	1.94%	7.685%	344	73.60%	603
20.01 -25.00	147	15,877,232.12	2.60	7.731	340	75.29	613
25.01 -30.00	293	37,220,159.13	6.09	7.611	341	74.05	606
30.01 -35.00	418	56,704,582.75	9.27	7.407	343	76.15	617
35.01 -40.00	561	82,287,035.67	13.46	7.549	342	77.84	623
40.01 -45.00	861	136,083,114.55	22.25	7.579	341	79.35	623
45.01 -50.00	1,305	226,840,303.07	37.09	7.669	341	80.12	621
50.01 -55.00	211	44,066,858.71	7.21	7.331	351	74.18	598
55.01 -60.00	2	433,460.87	0.07	5.979	338	76.55	683
60.01+	2	150,839.01	0.02	6.863	354	57.30	582
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	2,468	$481,427,313.08	78.72%	7.475%	356	77.79%	615
Fixed Rate	1,437	130,108,372.10	21.28	7.974	292	79.80	630
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	1,445	$244,167,006.13	39.93%	7.913%	356	77.20%	590
2/28 ARM BALLOON	405	100,675,338.60	16.46	7.102	356	78.14	635
2/28 ARM IO	158	43,565,529.37	7.12	6.905	355	79.33	659
20/15 Balloon	1	17,867.84	0.00	10.740	162	100.00	580
3/27 6 MO LIBOR	65	10,364,366.29	1.69	7.480	355	76.43	618
3/27 ARM BALLOON	42	8,027,279.35	1.31	7.320	356	79.27	631
3/27 ARM IO	20	5,237,238.22	0.86	7.115	355	80.04	651
30/15 Balloon	683	33,345,335.44	5.45	9.951	174	98.93	632
40/30 Balloon	61	12,540,432.16	2.05	6.455	354	69.74	654
5/25 6 MO LIBOR	188	35,709,702.02	5.84	7.036	355	76.64	627
5/25 ARM BALLOON	66	14,708,926.41	2.41	7.006	356	79.32	639
5/25 ARM IO	79	18,971,926.69	3.10	6.471	355	80.39	665
Fixed Rate	692	84,204,736.66	13.77	7.417	330	73.73	626
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Interest Only	257	$67,774,694.28	11.08%	6.800%	355	79.68%	660
Not Interest Only	3,648	543,760,990.90	88.92	7.679	341	78.03	613
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	1,201	$165,892,415.37	27.13%	8.083%	338	78.72%	609
Prepay Penalty: 12 months	124	24,906,254.67	4.07	7.381	332	76.20	641
Prepay Penalty: 24 months	1,621	294,399,909.50	48.14	7.439	351	78.55	615
Prepay Penalty: 36 months	959	126,337,105.64	20.66	7.295	327	77.16	634
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	3,031	$569,488,386.18	93.12%	7.405%	353	76.68%	617
Second Lien	874	42,047,299.00	6.88	9.963	190	98.97	631
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full	1,601	$234,819,189.33	38.40%	7.422%	341	79.18%	615
Full Plus	802	115,353,608.75	18.86	7.235	342	76.28	611
Limited	17	4,684,557.07	0.77	7.185	355	76.61	604
Stated	1,485	256,678,330.03	41.97	7.890	343	78.23	625
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,885	$347,987,213.48	56.90%	7.377%	351	74.35%	607
Purchase	1,563	217,083,569.67	35.50	7.773	334	83.53	639
Rate/Term Refinance	457	46,464,902.03	7.60	8.213	312	82.37	609
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2 Units	162	$37,657,432.66	6.16%	7.422%	345	75.96%	636
3 Units	19	4,249,250.66	0.69	7.610	341	78.63	628
4 Units	8	2,093,199.11	0.34	7.849	356	71.61	644
Condominium	211	31,215,235.59	5.10	7.686	344	80.20	637
PUD	2	897,839.21	0.15	7.160	355	81.43	589
Single Family	3,503	535,422,727.95	87.55	7.586	342	78.28	616
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	162	$23,804,626.88	3.89%	7.927%	354	75.91%	627
Primary	3,743	587,731,058.30	96.11	7.567	342	78.31	618
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	91	$13,177,970.03	2.15%	7.463%	345	76.20%	609
California	545	138,376,717.60	22.63	7.115	344	77.03	634
Colorado	14	1,635,163.73	0.27	7.760	336	82.82	613
Connecticut	53	7,469,491.35	1.22	8.173	338	81.01	619
Delaware	7	1,276,392.52	0.21	8.233	355	77.09	596
Florida	930	145,529,191.92	23.80	7.433	343	78.41	617
Georgia	144	16,675,460.13	2.73	8.182	339	84.51	616
Hawaii	7	2,198,557.52	0.36	7.904	356	72.29	614
Idaho	1	27,924.18	0.00	8.500	169	99.11	601
Illinois	24	2,298,983.67	0.38	8.921	341	82.62	579
Indiana	8	1,065,545.32	0.17	8.265	356	80.83	590
Iowa	3	127,483.69	0.02	7.711	311	84.75	667
Kansas	16	827,989.35	0.14	8.562	313	77.65	596
Kentucky	7	955,980.92	0.16	6.991	355	84.79	647
Louisiana	7	521,111.47	0.09	8.866	331	89.15	590
Maine	3	315,220.41	0.05	8.688	356	76.31	574
Maryland	73	14,874,437.38	2.43	7.786	352	78.47	600
Massachusetts	84	18,913,054.03	3.09	7.698	344	78.21	613
Michigan	78	7,993,566.97	1.31	8.186	342	79.07	606
Minnesota	53	6,696,398.50	1.10	7.038	328	81.79	632
Mississippi	5	452,457.51	0.07	10.323	326	87.13	583
Missouri	67	6,845,487.89	1.12	8.009	337	79.85	604
Nebraska	2	254,000.28	0.04	7.904	356	75.60	671
Nevada	76	13,965,900.48	2.28	7.010	338	75.19	617
New Hampshire	6	1,013,242.73	0.17	7.453	344	78.51	623
New Jersey	166	35,749,744.79	5.85	7.793	351	74.58	612
New Mexico	1	43,503.28	0.01	12.000	173	94.74	600
New York	192	49,698,695.44	8.13	7.433	346	74.73	625
North Carolina	59	6,319,581.83	1.03	8.334	341	83.40	613
Ohio	124	9,369,330.02	1.53	8.353	342	82.25	605
Oklahoma	43	3,744,319.60	0.61	7.792	333	83.40	632
Oregon	55	7,410,852.32	1.21	7.369	340	80.05	635
Pennsylvania	52	4,520,438.98	0.74	8.418	340	80.10	590
Rhode Island	25	3,990,272.81	0.65	7.636	329	81.93	622
South Carolina	26	2,848,236.77	0.47	8.988	347	83.81	605
Tennessee	107	8,105,908.66	1.33	8.399	332	82.26	593
Texas	534	44,403,298.42	7.26	8.436	328	80.97	596
Utah	37	4,548,748.91	0.74	7.934	338	82.26	606
Virginia	67	10,809,155.33	1.77	7.551	339	76.22	610
Washington	85	13,746,445.16	2.25	7.142	342	78.57	631
West Virginia	3	343,108.96	0.06	9.217	329	92.43	562
Wisconsin	25	2,396,314.32	0.39	9.115	337	81.68	598
Total	3,905	$611,535,685.18	100.00%	7.581%	342	78.22%	618

Gross Margin (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	3	$533,963.62	0.11%	8.771%	356	81.09%	617
5.500 - 5.999	2,082	420,934,507.74	87.43	7.314	355	78.42	622
6.000 - 6.499	294	45,567,462.90	9.47	8.363	356	74.11	566
6.500 - 6.999	86	14,036,214.75	2.92	9.255	356	70.73	559
7.000 - 7.499	3	355,164.07	0.07	12.284	359	68.48	542
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

Minimum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.000 - 5.499	36	$9,288,463.86	1.93%	5.405%	355	74.09%	667
5.500 - 5.999	265	63,178,545.57	13.12	5.801	355	75.08	650
6.000 - 6.499	209	46,294,977.88	9.62	6.282	355	75.90	635
6.500 - 6.999	380	83,830,668.57	17.41	6.760	356	76.99	631
7.000 - 7.499	314	65,787,292.55	13.67	7.255	356	77.03	626
7.500 - 7.999	383	73,887,864.00	15.35	7.746	356	78.14	613
8.000 - 8.499	207	37,272,170.12	7.74	8.232	356	78.19	593
8.500 - 8.999	224	38,616,409.17	8.02	8.738	355	80.25	586
9.000 - 9.499	126	19,340,025.96	4.02	9.237	356	80.60	569
9.500 - 9.999	137	19,712,553.96	4.09	9.729	356	80.46	557
10.000 -10.499	73	10,625,006.40	2.21	10.251	357	85.15	558
10.500 -10.999	65	8,058,410.48	1.67	10.717	356	83.20	549
11.000 -11.499	24	1,794,089.63	0.37	11.222	356	84.70	547
11.500 -11.999	19	2,697,418.24	0.56	11.777	357	86.66	550
12.000 -12.499	4	704,848.39	0.15	12.280	357	90.64	553
12.500 -12.999	1	213,645.67	0.04	12.805	358	75.00	519
13.000 -13.499	1	124,922.63	0.03	13.190	359	70.00	503
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

Maximum Interest Rate (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
10.000 -10.499	8	$1,668,489.88	0.35%	5.407%	354	80.00%	695
10.500 -10.999	63	14,740,172.62	3.06	5.769	354	77.65	657
11.000 -11.499	73	18,340,197.94	3.81	5.912	355	74.91	656
11.500 -11.999	271	63,210,168.79	13.13	6.030	355	75.07	647
12.000 -12.499	212	45,412,140.34	9.43	6.487	355	76.46	633
12.500 -12.999	353	77,124,537.13	16.02	6.863	356	76.92	626
13.000 -13.499	292	61,422,528.72	12.76	7.346	356	77.03	620
13.500 -13.999	355	68,374,095.92	14.20	7.784	356	78.41	614
14.000 -14.499	186	32,269,463.00	6.70	8.249	356	77.81	592
14.500 -14.999	217	36,558,776.84	7.59	8.753	355	79.98	583
15.000 -15.499	122	18,988,708.90	3.94	9.243	356	80.64	570
15.500 -15.999	134	19,647,849.49	4.08	9.748	356	80.84	557
16.000 -16.499	73	10,556,373.69	2.19	10.257	357	85.10	558
16.500 -16.999	61	7,628,850.96	1.58	10.723	356	82.64	548
17.000 -17.499	23	1,744,123.93	0.36	11.223	356	84.99	548
17.500 -17.999	19	2,697,418.24	0.56	11.777	357	86.66	550
18.000 -18.499	4	704,848.39	0.15	12.280	357	90.64	553
18.500 -18.999	1	213,645.67	0.04	12.805	358	75.00	519
19.000 -19.499	1	124,922.63	0.03	13.190	359	70.00	503
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000	2,068	$399,985,850.04	83.08%	7.580%	356	77.68%	611
3.000	67	12,050,907.92	2.50	7.453	352	78.85	611
5.000	333	69,390,555.12	14.41	6.875	355	78.23	640
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
05/01/06	1	$103,697.02	0.02%	7.330%	337	80.00%	515
08/01/06	1	153,764.04	0.03	7.990	340	80.00	657
09/01/06	2	257,595.24	0.05	9.911	336	86.76	619
06/01/07	21	3,172,573.00	0.66	7.743	350	79.49	581
07/01/07	19	3,137,876.90	0.65	8.024	351	77.31	605
08/01/07	13	1,974,561.54	0.41	7.106	352	80.37	621
09/01/07	75	15,952,439.41	3.31	7.228	353	78.62	610
10/01/07	210	43,396,385.92	9.01	7.002	354	77.64	620
11/01/07	422	83,756,922.75	17.40	7.297	355	77.63	619
12/01/07	878	166,147,711.21	34.51	7.593	356	77.16	608
01/01/08	121	24,613,437.21	5.11	7.966	356	78.24	603
01/02/08	1	63,570.19	0.01	9.500	237	75.00	504
02/01/08	42	7,138,541.28	1.48	8.591	358	78.58	591
03/01/08	202	38,538,798.39	8.01	8.560	359	78.83	596
07/01/08	1	348,000.00	0.07	7.825	351	80.00	587
09/01/08	8	1,796,171.48	0.37	6.207	353	78.07	660
10/01/08	12	2,363,660.55	0.49	6.657	354	78.11	643
11/01/08	23	4,312,035.04	0.90	7.196	355	77.40	618
12/01/08	66	11,799,813.33	2.45	7.535	356	77.99	631
01/01/09	13	2,499,375.24	0.52	8.049	357	80.36	624
03/01/09	4	509,828.22	0.11	7.602	359	78.57	603
08/01/10	1	118,400.00	0.02	6.610	352	80.00	705
09/01/10	25	6,157,987.43	1.28	6.460	353	76.46	648
10/01/10	51	10,410,544.29	2.16	6.335	354	80.14	647
11/01/10	118	24,315,276.75	5.05	6.827	355	79.00	641
12/01/10	115	24,289,700.21	5.05	7.184	356	77.86	636
01/01/11	10	2,065,414.04	0.43	7.348	357	78.01	637
02/01/11	4	831,542.71	0.17	6.876	358	59.80	590
03/01/11	9	1,201,689.69	0.25	7.630	359	75.83	630
Total	2,468	$481,427,313.08	100.00%	7.475%	356	77.79%	615